Exhibit 10.4

      [THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.]

             Right to Purchase up to [___] Shares of Common Stock of
    CASTLE & MORGAN HOLDINGS, INC. (subject to adjustment as provided herein)

                          COMMON STOCK PURCHASE WARRANT

No. W2006-[__]                                         Issue Date:  May 24, 2006

      Castle & Morgan Holdings, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), hereby certifies that, for value received, [_________], or assigns (the "Holder"), is entitled, subject to the terms and conditions set forth below, to purchase from the Company (as defined herein) from and after the Issue Date of this Warrant and at any time or from time to time before 5:00 p.m., New York time, through the close of business on the date that is ten (10) years from the Date of Commencement (as defined below) (the "Expiration Date"), up to [______] fully paid and nonassessable shares of Common Stock (as hereinafter defined), $0.0001 par value per share, at the applicable Exercise Price per share (as defined below). The number and character of such shares of Common Stock and the applicable Exercise Price per share are subject to adjustment as provided herein. This Warrant is being exchanged on the Issue Date noted above for a like warrant agreement with respect to shares of Osteologix A/S, which warrant agreement is on the same terms and conditions as this Warrant and with respect to which the Holder has agreed to the cancellation thereof in consideration of the issuance of this Warrant.

      As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

            1. The term "Bad Leaver Scenario" shall mean the Holder is terminated by the Company from his position as [____] as a consequence of his (or his de facto controlled company (companies)) material breach of this Warrant or other agreements between the Holder (or his de facto controlled company/companies) and the Company.

            2. The term "Company" shall include Castle & Morgan Holdings, Inc. and any corporation which shall succeed, or assume the obligations of, Castle & Morgan Holdings, Inc. hereunder.

            3. The term "Common Stock" includes (i) the Company's Common Stock, par value $0.0001 per share; and (ii) any other securities into which or for which any of the securities described in the preceding clause (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

            4. The term "Date of Commencement" has the meaning set forth in
      Section 2.1.

            5. The term "Exercise Period" has the meaning set forth in Section 3.1.

            6. The "Exercise Price" applicable under this Warrant shall be $1.03.

            7. The "Fair Market Value" of a share of Common Stock as of a particular date (the "Determination Date") shall mean the value of the Common Stock as determined in good faith and consistent with applicable law by the Company's Board of Directors, subject to confirmation by an independent appraisal at the option of the Holder.

            8. The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 5 or otherwise.

      a. Exercise of Warrant.

            i) Number of Shares Issuable upon Exercise. From and after the date hereof through and including the Expiration Date, the Holder shall be entitled to receive, upon exercise of this Warrant in whole or in part, by delivery of an original or fax copy of an exercise notice in the form attached hereto as Exhibit A (the "Exercise Notice"), up to that number of shares of Common Stock of the Company referred to above, subject to adjustment pursuant to Sections 4 and 5.

            ii) Condition to Exercise. As a consequence of the above, the Company and the Holder have agreed that the Holder's right to exercise Warrants shall be conditional upon the Holder in the Period of Acquisition (as defined in Section 2.1 below) being [____]. On the Holder's resignation as [____], the Parties agree that the Holder's right to exercise Warrants shall be conditional on the circumstances under which the Holder ceases his position as [____].

            iii) Good Leaver. In the event of the termination of the Holder's employment with the Company, if the Holder is not terminated by the Company under a Bad Leaver Scenario, and provided that an agreement regarding consummation of a Liquidity Event, as described below in Sections 1.5, 1.6, 1.7 and 4.2, has been entered into, the Holder shall be entitled to exercise all Warrants represented hereby in the relevant Exercise Period, subject to Section
1.8 (a "Good Leaver Scenario").

            iv) Liquidity Events. Situations as described in Sections 1.5, 1.6,
1.7 and 4.2 are individually and collectively referred to as "Liquidity Event(s)". The relevant criterion - agreed between the parties - of a Liquidity Event's commencement is that the Company's securities or most important assets shall be sold/licensed against payment in cash or payment with securities admitted for sale on a regulated market place on the basis of one aggregate transaction. The takeover shall be deemed as one aggregate transaction, notwithstanding whether the takeover takes place on several occasions, if the takeover arises out of the same agreement.

            v) Acquisition of Shares. Where one/more purchaser(s) who is independent of the principal shareholders of the Company (hereinafter referred to as the "Purchaser") purchases for cash or payment in securities admitted for sale on a regulated market place in one aggregate transaction more than 50% of the outstanding shares of Common Stock of the Company, the Holder may exercise all Warrants represented hereby. The takeover shall be deemed as one aggregate transaction, notwithstanding whether the takeover takes place in several occasions, if the takeover arises out of the same agreement. To the extent the Holder exercises the Warrants, the Holder shall be obliged and entitled to sell the shares subscribed for to the Purchaser or to a purchaser designated by the Purchaser against payment in cash per share equal to the average purchase price per share paid by the Purchaser for acquired shares of the same class in connection with the Liquidity Event, notwithstanding the distribution on classes of shares. In the event of purchases as described in this clause 1.5, an Exercise Period shall be established with opening day not later than 4 weeks after such a purchase agreement has been entered into between the parties in such a transfer, where the Holder in accordance with Section 1.3 above in a Good Leaver Scenario shall be entitled to exercise all Warrants represented hereby. Warrants not exercised by the Holder in connection with such Liquidity Event during the Exercise Period shall lapse without further notice and without any compensation.

            vi) Distribution of Dividend. In the event of distribution of dividend in the excess of the Exercise Price plus an annual return of 50% from the Date of Commencement per share, an Exercise Period shall be established with opening day not later than 4 weeks prior to such decision to distribute such dividend has been finally adopted by the board of directors of the Company. During this Exercise Period, provided the Holder shall in accordance with
Section 1.3 be in a Good Leaver Scenario, be entitled to exercise all Warrants represented hereby.

            vii) Admission of Securities for Sale on a Regulated Market Place. Where the Company's securities are admitted for sale on a regulated market place, an Exercise Period shall be established with opening day not later than four weeks after the first day when the securities may be traded on the regulated market place, where the Holder may exercise all vested Warrants. Conditional upon the Holder not having terminated under a Bad Leaver Scenario, the daily vesting of [____] Warrants mentioned in clause 2.1 shall be amended so that the Holder in a period of 365 days from the date of the Company's securities being admitted for sale on a regulated market place (first trade date) daily acquires a proportionate right to the remaining unvested Warrants based on 365 days/year. This amendment of the Period of Acquisition shall only apply if the Period of Acquisition hereby is reduced to less than 912 days. In the Liquidity Event mentioned in this Section 1.7, an Exercise Period shall be established the day after any publication of the Company's announcement of financial results with opening day on that day, where the Holder may exercise the vested, non-exercised Warrants to which the Holder has acquired a right of exercise. The Holder has agreed to fully comply with any and all lock-up arrangements applicable to some or all of the Company's securities, including Warrants (whether exercised or not), in connection with an admission of some or all of the Company's securities to be traded on a regulated market place.

            viii) Termination of Holder's Employment. In the event that the Holder's employment with the Company terminates, notwithstanding the reason, and at the time of termination the Holder holds non-exercised Warrants, all unvested Warrants shall lapse and an Exercise Period shall be established commencing on the Date of Termination during which the Holder shall be entitled to exercise any vested, non-exercised Warrants. The Exercise Period shall be the normal 14-day period provided under Section 3.1, unless the Holder has been terminated under a Bad Leaver Scenario, in which case the Exercise Period shall be the 3-month period provided under Section 3.6. If the Holder has voluntarily resigned or if the Holder has been terminated under a Bad Leaver Scenario, Warrants not exercised by the Holder during the applicable Exercise Period shall lapse without further notice and without any compensation at the end of the applicable Exercise Period. If the Holder is involuntarily terminated under a Good Leaver Scenario, the Holder's vested Warrants shall not lapse at the end of the Exercise Period and may be exercised in subsequent Exercise Periods as provided under Section 3.4.

      b. Conditions for Vesting of Warrants.

            i) Vesting. The number of Warrants that the Holder is entitled to exercise according to the situations described in Section 1 depends on the Holder's continued position as [_____] of the Company. Conditional on the Holder's continued position as [_____] of the Company, the Holder shall acquire a right based on 365 days/year to exercise 1/912 (to be rounded up, if exercise is to take place before full vesting has occurred, provided that no more than a total number of Warrants specified above can be vested hereunder) of the Warrants represented hereby per day beginning on [_____] (hereinafter referred to as the "Date of Commencement"), [provided however that on the Date of Commencement, the first 8,690 Warrants shall vest immediately and the balance of the 52,000 Warrants shall vest over the 912 day period]. Thus, all Warrants represented hereby will vest by the 912th day after the Date of Commencement (the "Period of Acquisition").

            ii) Timing. The "Date of Termination" shall mean the date of the cessation of the Holder's employment with Company for any reason whatsoever, whether voluntary or involuntary, including as a result of the Holder's retirement, disability or death and notwithstanding whether the Holder might be given pay in lieu of prior notice of such termination.

            iii) Cessation of Vesting. From and after the Date of Termination, no further vesting of Warrants shall take place.

      c. Procedure for Exercise.

            i) Exercise Periods. The Holder may exercise vested Warrants in the relevant Exercise Periods (hereinafter referred to as the "Exercise Period") specified in Sections 1.5, 1.6, 1.7, 1.8 and 4.2. Except as specifically provided herein, the Exercise Periods commence on the specified opening day and continue for the following 14 days. The Company shall in writing notify the Holder of the time of any Exercise Period not later than 2 weeks before the relevant opening day.

            ii) Delivery of Stock Certificates, Etc., on Exercise. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares in accordance herewith. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise. Where the Holder exercises Warrants, the Holder shall be obliged to accept at any time an existing shareholders' agreement regarding the Company.

            iii) Exercise. Payment may be made either in cash or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Exercise Price for the number of Common Shares specified in such Exercise Notice (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the Holder per the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

            iv) Lapse. In the event Warrants have vested and a Bad Leaver Scenario does not exist, the vested Warrants shall be exercised on one or more occasion(s) until July 1, 2013 during the Exercise Periods described in Section
3.1. Warrants which the Holder does not exercise during one of these Exercise Periods shall lapse without further notice and without any compensation.

            v) Financial Statements. In connection with the publication of the Company's financial statements and annual accounts, an Exercise Period shall be established in which period all or a part of the vested Warrants may be exercised, unless otherwise agreed in Sections 1.7 and 3.6.

            vi) Bad Leaver. In the event that the Holder's position as [ ] terminates as a result of a Bad Leaver Scenario, a three months' Exercise Period shall commence on the date of the resignation, where the Holder shall be entitled to exercise vested, non-exercised Warrants. Warrants not exercised by the Holder during this Exercise Period shall lapse without further notice and without any compensation.

      d. Effect of Reorganization, Etc.; Adjustment of Exercise Price.

            i) Reorganization, Consolidation, Merger, Etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Sections 5 and 6.

            ii) Dissolution. Where, prior to the exercise of the Warrants, the Company shall commence dissolution proceedings, an Exercise Period shall be established not later than 4 weeks after the resolution to dissolve the Company has been adopted by the board of directors of the Company, where the Holder is entitled to exercise vested Warrants. In the event of completion of a winding-up involving liquidation proceeds per share of Common Stock in excess of the Exercise Price plus an annual return of 50% from the Date of Commencement per share, all Warrants represented hereby shall vest immediately. Warrants not exercised by the Holder in the Exercise Period shall lapse without further notice and without any compensation.

            iii) Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 4, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transactions described in this Section 4, then the Company's securities and property (including cash, where applicable) receivable by the Holder will be delivered to the Holder.

      e. Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock or any preferred stock issued by the Company, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 5. The number of shares of Common Stock that the Holder shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 5) be issuable on such exercise by a fraction of which (a) the numerator is the Exercise Price that would otherwise (but for the provisions of this Section 5) be in effect, and (b) the denominator is the Exercise Price in effect on the date of such exercise (taking into account the provisions of this Section 5). In the event the Company issues additional shares of the Common Stock or any security exercisable for or convertible into Common Stock, where the effect of issuance is or the terms of such security provide for the subscription for shares of Common Stock at a price per share less than the most recent subscription price used by the Company in issuing shares of Common Stock on market terms, proper and adequate provision shall be made by the Company whereby the Holder, on the exercise hereof as provided in Section 1 at any time after such issuance, shall be placed in that position the Holder would have been if such Holder had exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Sections 4 and 6. In the event the Company pays a cash dividend on the outstanding shares of Common Stock aggregating in excess of 10% of the "net assets" of the Company (as defined in Section 154 of the Delaware General Corporation Law), proper and adequate provision shall be made by the Company whereby the Holder, on the exercise hereof as provided in Section 1 at any time after such payment, shall receive upon such exercise the number of shares of Common Stock it would otherwise have been entitled to receive plus that number of additional shares of Common Stock equal to the number of shares the pro rata amount of such dividend the Holder would have received if such Holder had exercised this Warrant immediately prior thereto would have purchased at the fair market value thereof immediately after such dividend is paid, all subject to further adjustment thereafter as provided in Sections 4 and 6.

      f. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of this Warrant, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder and any Warrant agent of the Company (appointed pursuant to Section 10 hereof). Each such adjustment or readjustment pursuant to the terms hereof shall seek to ensure that the estimated financial value of the Warrant prior to the relevant event, as estimated by the Company, shall correspond to the estimated financial value of the Warrant following the relevant event, as estimated by the Company, subject to confirmation by an independent appraisal at the option of the Holder.

      g. Reservation of Stock, Etc., Issuable on Exercise of Warrant; No Rights as Stockholder. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, shares of Common Stock (or Other Securities) from time to time issuable on the exercise of this Warrant. Prior to the exercise of the Warrants represented hereby, the Holder of this Warrant, as such, shall not be entitled to any right of a stockholder of the Company, including, without limitation, the right to vote or to consent to any action of the stockholders, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meeting of stockholders and shall not be entitled to receive any notice of any proceeding of the Company, except as provided in this Warrant.

      h. Assignment; Exchange of Warrant. Warrants shall be personal and cannot be made the subject of pledging or assignment. However, upon the death of the Holder, the right to exercise Warrants vested pursuant to Section 2.1 and 2.3 shall pass to the estate of the beneficiaries provided that such estate or beneficiaries accept this Warrant.

      i. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

      j. Warrant Agent. The Company may, by written notice to the each Holder of the Warrant, appoint an agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, and replacing this Warrant pursuant to Section 9, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

      k. Transfer on the Company's Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

      l. Notices, Etc. All notices and other communications from the Company to the Holder shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder or, until any such Holder furnishes to the Company an address, then to, and at the address of, the last Holder who has so furnished an address to the Company.

      m. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. ANY ACTION BROUGHT CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS WARRANT SHALL BE BROUGHT ONLY IN THE STATE COURTS OF NEW YORK OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT THE HOLDER MAY CHOOSE TO WAIVE THIS PROVISION AND BRING AN ACTION OUTSIDE THE STATE OF NEW YORK. The individuals executing this Warrant on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorneys' fees and costs. In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof. The Company acknowledges that legal counsel participated in the preparation of this Warrant and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Warrant to favor any party against the other party.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK;
                             SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.


                                      CASTLE & MORGAN HOLDINGS, INC.

WITNESS:
                                      By:
                                             -----------------------------------
                                      Name:
                                             -----------------------------------
                                      Title:
---------------------------------            -----------------------------------

                                    Exhibit A

                              FORM OF SUBSCRIPTION
                   (To Be Signed Only On Exercise Of Warrant)

TO:   Castle & Morgan Holdings, Inc.

      Attention: Chief Financial Officer

      The undersigned, pursuant to the provisions set forth in the attached Warrant hereby irrevocable elects to purchase ___ shares of Common Stock covered by such Warrant.

      The undersigned herewith makes payment of the full Exercise Price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of lawful money of the United States.

      The undersigned requests that the certificates for such shares be issued in the name of, and delivered to ______________________________________________
whose address is
______________________________________________________________________________.

      The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act") or pursuant to an exemption from registration under the Securities Act.

Dated:
         ---------------------------   ----------------------------------------
                                       (Signature must conform to name of holder as specified on the face of the Warrant)

                                       Address:
                                               ---------------------------------

                                               ---------------------------------